UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2025

Richtech Robotics Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41866	88-2870106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2975 Lincoln Rd Las Vegas, NV	89115
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 236-3835

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.0001 per share	RR	The Nasdaq Stock Market LLC

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

On December 2, 2025, Matthew Casella resigned from his position of President of Richtech Robotics Inc. (the “Company”), effective immediately. Mr. Casella’s departure was not in connection with any disagreements with the Company.

In connection with Mr. Casella’s transition, the Company has entered into a mutual separation agreement (the “Separation Agreement”) with Mr. Casella, pursuant to which the company shall pay Mr. Casella (i) $32,019.23, representing payment for severance, earned personal time off and accrued unpaid salary, (ii) a performance bonus of $35,000, and (iii) 60,000 restricted shares of Class B common stock of the Company (“Class B Common Stock”). Pursuant to the Separation Agreement, Mr. Casella will continue to serve as a consultant to the Company for a period of twelve (12) months following his separation date, in consideration for which the Company will pay him 50,000 restricted shares of Class B Common Stock, to be issued in four (4) equal installments on a quarterly basis through December 2026. Further, the Company has waived and released Mr. Casella from any non-competition restrictions contained in prior employment agreements, but Mr. Casella will continue to be subject to other applicable continuing obligations post-employment under his original employment agreement with the Company. The Separation Agreement also contains a mutual release of claims.

Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHTECH ROBOTICS INC.
Dated: December 5, 2025
	By:	/s/ Zhenwu (Wayne) Huang
Zhenwu (Wayne) Huang
Chief Executive Officer

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